Exhibit 99.1

onsemi Exceeds Fourth Quarter Expectations and Announces

$3 Billion Share Repurchase Program

Achieved record annual revenue, gross margin, and free cash flow

PHOENIX – Feb. 6, 2023 – onsemi (the “Company”) (Nasdaq: ON) today announced its fourth quarter and fiscal year 2022 results with the following highlights:

•	Fourth quarter revenue of $2,103.6 million increased by 14% year-over-year
•	Fourth quarter GAAP gross margin of 48.5% increased by 343 bps year-over-year and non-GAAP gross margin of 48.4% increased by 321 bps year-over-year
•	Record fourth quarter automotive revenue of $989 million grew 54% year-over-year
•	Fourth quarter GAAP and non-GAAP diluted earnings per share of $1.35 and $1.32, respectively
•	Record fiscal year 2022 revenue of $8.3 billion representing 24% year-over-year growth
•	GAAP gross margin of 49.0% and non-GAAP gross margin of 49.2% for 2022
•	Free cash flow for fiscal year 2022 increased 22% year-over-year and was 20% of revenue

“We delivered outstanding results in 2022 as we continue our disciplined execution and transformation. Revenue for 2022 grew by 24%, non-GAAP gross margin expanded by 880 bps, and non-GAAP operating income grew four times faster than revenue driven by our focus on the secular megatrends of electric vehicles, ADAS, alternative energy and industrial automation. We are focused on our key strategic initiatives such as ramping silicon carbide in support of our long-term supply agreements. Despite the current macroeconomic uncertainty, the long-term outlook for our business remains robust with a 38% year-over-year increase in our design win funnel,” said Hassane El-Khoury, President and CEO of onsemi.

The company also announced that its Board of Directors has approved a new share repurchase program with authorization to repurchase up to $3 billion of shares of the company’s common stock through December 31, 2025.

“We are committed to a balanced capital allocation strategy to drive long-term value for our shareholders. With the confidence we have in our strategy to invest for long-term profitable growth, the Board of Directors and leadership team are pleased to announce a new $3 billion share repurchase authorization. Driven by a three-fold increase in free cash flow generation since the start of our transformation journey, we have increased flexibility with a repurchase authorization twice that of the previous authorization, which expired on December 31, 2022,” said Thad Trent, Executive Vice President and CFO of onsemi.

Under the new share repurchase program, onsemi may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934,as amended in accordance with applicable securities laws and other restrictions. The timing and total amount of share repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. The authorization expires on December 31, 2025, may be suspended or discontinued at any time and does not obligate the company to acquire any amount of common stock.

Selected financial results for the quarter are shown below with comparable periods:

	GAAP			Non-GAAP

	Three Months Ended			Three Months Ended

(Revenue and Net Income in millions)	Q4 2022	Q3 2022	Q4 2021	Q4 2022	Q3 2022	Q4 2021

Revenue	$2,103.6	$2,192.6	$1,846.1	$2,103.6	$2,192.6	$1,846.1

Gross Margin	48.5%	48.3%	45.1%	48.4%	49.3%	45.2%

Operating Margin	33.5%	19.4%	26.0%	34.1%	35.4%	28.6%

Net Income attributable to onsemi	$604.3	$311.9	$425.9	$580.4	$639.4	$478.0

Diluted Earnings Per Share	$1.35	$0.70	$0.96	$1.32	$1.45	$1.09

Selected financial results for 2022 and 2021 are shown below:

	GAAP		Non-GAAP

	Year Ended		Year Ended

(Revenue and Net Income in millions)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Revenue	$8,326.2	$6,739.8	$8,326.2	$6,739.8

Gross Margin	49.0%	40.3%	49.2%	40.4%

Operating Margin	28.3%	19.1%	34.5%	21.9%

Net Income attributable to onsemi	$1,902.2	$1,009.6	$2,347.7	$1,285.5

Diluted Earnings Per Share	$4.24	$2.27	$5.33	$2.95

Revenue Summary

($ in millions)

(Unaudited)

	Three Months Ended

Business Segment	Q4 2022	Q3 2022	Q4 2021	Sequential Change	Year-over- Year Change

PSG	$1,048.4	$1,116.1	$953.4	(6)%	10%

ASG	701.0	734.3	647.3	(5)%	8%

ISG	354.2	342.2	245.4	4%	44%

Total	$2,103.6	$2,192.6	$1,846.1	(4)%	14%

	Year Ended

Business Segment	December 31, 2022	December 31, 2021	Year-over- Year Change

PSG	$4,208.2	$3,439.1	22%

ASG	2,841.3	2,399.9	18%

ISG	1,276.7	900.8	42%

Total	$8,326.2	$6,739.8	24%

FIRST QUARTER 2023 OUTLOOK

The following table outlines onsemi’s projected first quarter of 2023 GAAP and non-GAAP outlook.

	Total onsemi GAAP	Special Items **	Total onsemi Non-GAAP***

Revenue	$1,870 to $1,970 million		$1,870 to $1,970 million

Gross Margin	45.6% to 47.6%	0.1%	45.7% to 47.7%

Operating Expenses	$316 to $331 million	$18 million	$298 to $313 million

Other Income and Expense (including interest expense), net	$21 to $25 million	-	$21 to $25 million

Diluted Earnings Per Share	$0.99 to $1.11	$0.03	$1.02 to $1.14

Diluted Shares Outstanding *	449 million	8 million	441 million

*

Diluted shares outstanding can vary as a result of, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $20.72 for the 1.625% Notes and $52.97 for the 0% Notes, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% Notes and the 0% Notes, respectively. At an average stock price per share between $20.72 and $30.70 for the 1.625% Notes and $52.97 and $74.34 for the 0% Notes, the hedging activity offsets the potentially dilutive effect of the 1.625% Notes and 0% Notes, respectively. In periods when the quarterly average stock price exceeds $30.70 for the 1.625% Notes, and $74.34 for the 0% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding GAAP and non-GAAP diluted share counts and are based on either the Company’s previous quarter’s average stock price or the stock price as of the last day of the previous quarter, whichever is higher.

**

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

***

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

onsemi will host a conference call for the financial community at 9 a.m. Eastern Time (EST) on Feb. 6, 2023 to discuss this announcement and onsemi’s results for the fourth quarter of 2022 and fiscal year 2022. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call by pre-registering here .

About onsemi

onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner, and smarter world. onsemi is recognized as a Fortune 500® company and included in the S&P 500® index. Learn more about onsemi at www.onsemi.com.

# # #

onsemi, and the onsemi logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Stefanie Cuene	Parag Agarwal

Head of Public Relations	Vice President - Investor Relations & Corporate Development

onsemi	onsemi

(602) 244-3402	(602) 244-3437

stefanie.cuene@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi, including financial guidance for the first fiscal quarter of 2023, and statements regarding our new share repurchase program. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties, and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 14, 2022 (our “2021 Form 10-K”) and Part II, Item IA “Risk Factors” in each of our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended April 1, 2022, July 1, 2022, and September 30, 2022, and from time-to-time in our other SEC reports (including in our 2022 Form 10-K). Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks, and uncertainties described in this document, our 2021 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended

	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Revenue	$2,103.6	$2,192.6	$1,846.1	$8,326.2	$6,739.8

Cost of revenue	1,083.1	1,134.3	1,013.9	4,249.0	4,025.5

Gross profit	1,020.5	1,058.3	832.2	4,077.2	2,714.3

Gross margin	48.5%	48.3%	45.1%	49.0%	40.3%

Operating expenses:

Research and development	136.4	145.4	160.6	600.2	655.0

Selling and marketing	74.2	69.5	70.2	287.9	293.6

General and administrative	97.2	84.9	83.5	343.2	304.8

Amortization of acquisition-related intangible assets	16.1	21.9	24.5	81.2	99.0

Restructuring, asset impairments and other charges, net	(7.7)	40.3	13.1	17.9	71.4

Goodwill and intangible asset impairment	—	271.8	—	386.8	2.9

Total operating expenses	316.2	633.8	351.9	1,717.2	1,426.7

Operating income	704.3	424.5	480.3	2,360.0	1,287.6

Other income (expense), net:

Interest expense	(27.5)	(23.7)	(32.0)	(94.9)	(130.4)

Interest income	9.1	4.9	0.3	15.5	1.4

Gain (loss) on debt refinancing and prepayment	0.2	—	(2.8)	(7.1)	(29.0)

Gain on divestiture of business	64.9	0.2	—	67.0	10.2

Other income	12.3	0.9	20.4	21.7	18.0

Other income (expense), net	59.0	(17.7)	(14.1)	2.2	(129.8)

Income before income taxes	763.3	406.8	466.2	2,362.2	1,157.8

Income tax provision	(159.0)	(94.9)	(39.8)	(458.4)	(146.6)

Net income	604.3	311.9	426.4	1,903.8	1,011.2

Less: Net income attributable to non-controlling interest	—	—	(0.5)	(1.6)	(1.6)

Net income attributable to ON Semiconductor Corporation	$604.3	$311.9	$425.9	$1,902.2	$1,009.6

Net income per share of common stock attributable to ON Semiconductor Corporation:

Basic	$1.40	$0.72	$0.99	$4.39	$2.37

Diluted	$1.35	$0.70	$0.96	$4.24	$2.27

Weighted average common shares outstanding:

Basic	432.2	432.9	431.1	433.2	425.7

Diluted	447.9	448.7	445.3	448.2	443.8

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31, 2022	September 30, 2022	December 31, 2021

Assets

Cash and cash equivalents	$2,919.0	$2,450.2	$1,352.6

Receivables, net	842.3	857.3	809.4

Inventories	1,616.8	1,575.4	1,379.5

Assets held-for-sale	—	135.0	—

Other current assets	351.3	291.5	240.1

Total current assets	5,729.4	5,309.4	3,781.6

Property, plant and equipment, net	3,450.7	2,762.1	2,524.3

Goodwill	1,577.6	1,600.4	1,937.5

Intangible assets, net	359.7	373.8	495.7

Deferred tax assets	376.7	409.9	366.3

Right-of-use financing lease	45.8	46.4	22.3

Other assets	438.6	598.7	498.3

Total assets	$11,978.5	$11,100.7	$9,626.0

Liabilities, Non-Controlling Interest and Stockholders’ Equity

Accounts payable	$852.1	$791.7	$635.1

Accrued expenses and other current liabilities	1,047.3	755.1	734.9

Liabilities held-for-sale	—	37.3	—

Current portion of financing lease liabilities	14.2	11.6	12.7

Current portion of long-term debt	147.8	165.3	160.7

Total current liabilities	2,061.4	1,761.0	1,543.4

Long-term debt	3,045.7	3,046.5	2,913.9

Deferred tax liabilities	34.1	30.5	43.2

Long-term financing lease liabilities	23.0	20.6	10.2

Other long-term liabilities	607.3	565.5	510.9

Total liabilities	5,771.5	5,424.1	5,021.6

ON Semiconductor Corporation stockholders’ equity:

Common stock	6.1	6.1	6.0

Additional paid-in capital	4,670.9	4,598.8	4,633.3

Accumulated other comprehensive loss	(23.2)	(23.4)	(40.6)

Accumulated earnings	4,364.4	3,760.1	2,435.1

Less: Treasury stock, at cost	(2,829.7)	(2,685.6)	(2,448.4)

Total ON Semiconductor Corporation stockholders’ equity	6,188.5	5,656.0	4,585.4

Non-controlling interest	18.5	20.6	19.0

Total stockholders’ equity	6,207.0	5,676.6	4,604.4

Total liabilities and stockholders’ equity	$11,978.5	$11,100.7	$9,626.0

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarter Ended			Year Ended

	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Cash flows from operating activities:

Net income	$604.3	$311.9	$426.4	$1,903.8	$1,011.2

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	133.2	139.6	140.3	551.8	596.7

(Gain) loss on sale or disposal of fixed assets	0.5	(16.5)	—	(32.6)	—

Gain on divestiture of businesses	(64.9)	(0.2)	—	(67.0)	(10.2)

(Gain) loss on debt refinancing and prepayment	(0.2)	—	2.8	7.1	29.0

Amortization of debt discount and issuance costs	2.4	2.6	2.7	11.0	10.7

Share-based compensation	24.3	26.9	27.2	100.8	101.3

Non-cash interest on convertible notes	—	—	7.1	—	24.7

Non-cash asset impairment charges	—	11.9	—	18.6	10.8

Goodwill and intangible asset impairment charges	—	271.8	—	386.8	—

Change in deferred tax balances	67.7	(71.3)	22.9	3.1	62.4

Other	(0.5)	(0.7)	1.8	0.1	4.3
Changes in assets and liabilities	(35.5)	326.4	(4.6)	(250.4)	(58.9)

Net cash provided by operating activities	$731.3	$1,002.4	$626.6	$2,633.1	$1,782.0

Cash flows from investing activities:

Purchase of Property, Plant and Equipment (“PP&E”)	$(342.0)	$(271.1)	$(169.6)	$(1,005.0)	$(444.6)

Deposits and proceeds from sale of PP&E	0.1	20.8	7.4	59.1	14.0

Deposits utilized (made) for purchase of PP&E	22.7	(22.3)	(25.9)	(31.0)	(47.4)

Divestiture of business, net of cash transferred	172.6	—	3.6	263.1	7.0

Purchase of business, net of cash acquired	—	—	(399.4)	(2.4)	(399.4)

Purchase of available-for-sale securities	—	(1.7)	(5.1)	(18.0)	(48.9)

Proceeds from sale or maturity of available-for-sale securities	4.8	10.2	1.4	28.8	4.2

Net cash used in investing activities	$(141.8)	$(264.1)	$(587.6)	$(705.4)	$(915.1)

Cash flows from financing activities:

Proceeds for the issuance of common stock under the ESPP	$4.7	$5.7	$5.0	$22.9	$23.5

Payment of tax withholding for RSUs	(10.7)	(4.1)	(4.7)	(78.1)	(38.9)

Repurchase of common stock	(92.9)	(77.2)	—	(259.8)	—

Issuance and borrowings under debt agreements	—	—	—	500.0	787.3

Reimbursement of debt issuance costs	—	—	—	—	2.7

Payment of debt issuance costs	—	—	—	—	(3.8)

Repayment of borrowings under debt agreements	(20.5)	(2.7)	(51.7)	(530.0)	(1,270.5)

Payment for purchase of bond hedges	—	—	—	—	(160.3)

Proceeds from issuance of warrants	—	—	—	—	93.8

Payments related to prior acquisition	(9.2)	—	(0.2)	(9.2)	(3.2)

Payment of finance lease obligations	1.0	(1.6)	—	(11.5)	—

Dividend to non-controlling shareholder	(2.1)	—	—	(4.3)	—

Net cash used in financing activities	$(129.7)	$(79.9)	$(51.6)	$(370.0)	$(569.4)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.8	(0.6)	(0.3)	(2.4)	(1.3)

Net increase (decrease) in cash, cash equivalents and restricted cash	460.6	657.8	(12.9)	1,555.3	296.2

Beginning cash, cash equivalents and restricted cash	2,472.4	1,814.6	1,390.6	1,377.7	1,081.5

Ending cash, cash equivalents and restricted cash	$2,933.0	$2,472.4	$1,377.7	$2,933.0	$1,377.7

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

		Quarter Ended			Year Ended

		December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Reconciliation of GAAP to non-GAAP gross profit:

GAAP gross profit		$1,020.5	$1,058.3	$832.2	$4,077.2	$2,714.3

Special items:

a)	Non-recurring facility costs	—	—	2.3	—	5.5

b)	Impact of business wind down	(3.6)	23.1	—	19.5	—

c)	Amortization of acquisition-related intangible assets	1.6	—	—	1.6	—

	Total special items	(2.0)	23.1	2.3	21.1	5.5

Non-GAAP gross profit		$1,018.5	$1,081.4	$834.5	$4,098.3	$2,719.8

Reconciliation of GAAP to non-GAAP gross margin:

GAAP gross margin		48.5%	48.3%	45.1%	49.0%	40.3%

Special items:

a)	Non-recurring facility costs	— %	— %	0.1%	— %	0.1%

b)	Impact of business wind down	(0.2)%	1.1%	—	0.2%	—

c)	Amortization of acquisition-related intangible assets	0.1%	— %	— %	0.1%	— %

	Total special items	(0.1)%	1.1%	0.1%	0.3%	0.1%

Non-GAAP gross margin		48.4%	49.3%	45.2%	49.2%	40.4%

Reconciliation of GAAP to non-GAAP operating expenses:

GAAP operating expenses		$316.2	$633.8	$351.9	$1,717.2	$1,426.7

Special items:

a)	Amortization of acquisition-related intangible assets	(16.1)	(21.9)	(24.5)	(81.2)	(99.0)

b)	Restructuring, asset impairments and other, net	7.7	(40.3)	(13.1)	(17.9)	(71.4)

c)	Goodwill and intangible asset impairment	—	(271.8)	—	(386.8)	(2.9)

d)	Third party acquisition and divestiture related costs	(7.4)	(2.3)	(7.9)	(12.9)	(11.9)

e)	Impact of business wind down	—	6.8	—	6.8	—

	Total special items	(15.8)	(329.5)	(45.5)	(492.0)	(185.2)

Non-GAAP operating expenses		$300.4	$304.3	$306.4	$1,225.2	$1,241.5

Reconciliation of GAAP to non-GAAP operating income:

GAAP operating income		$704.3	$424.5	$480.3	$2,360.0	$1,287.6

Special items:

a)	Non-recurring facility costs	—	—	2.3	—	5.5

b)	Amortization of acquisition-related intangible assets	17.7	21.9	24.5	82.8	99.0

c)	Restructuring, asset impairments and other, net	(7.7)	40.3	13.1	17.9	71.4

d)	Goodwill and intangible asset impairment	—	271.8	—	386.8	2.9

e)	Third party acquisition and divestiture related costs	7.4	2.3	7.9	12.9	11.9

f)	Impact of business wind down	(3.6)	16.3	—	12.7	—

	Total special items	13.8	352.6	47.8	513.1	190.7

Non-GAAP operating income		$718.1	$777.1	$528.1	$2,873.1	$1,478.3

Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):

GAAP operating margin		33.5%	19.4%	26.0%	28.3%	19.1%

Special items:

a)	Non-recurring facility costs	— %	— %	0.1%	— %	0.1%

b)	Amortization of acquisition-related intangible assets	0.8%	1.0%	1.3%	1.0%	1.5%

c)	Restructuring, asset impairments and other, net	(0.4)%	1.8%	0.7%	0.2%	1.1%

d)	Goodwill and intangible asset impairment	— %	12.4%	— %	4.6%	— %

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

		Quarter Ended			Year Ended

		December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

e)	Third party acquisition and divestiture related costs	0.4%	0.1%	0.4%	0.2%	0.2%

f)	Impact of business wind down	(0.2)%	0.7%	— %	0.2%	— %

	Total special items	0.7%	16.0%	2.6%	6.2%	2.8%

Non-GAAP operating margin		34.1%	35.4%	28.6%	34.5%	21.9%

Reconciliation of GAAP to non-GAAP income before income taxes:

GAAP income before income taxes		$763.3	$406.8	$466.2	$2,362.2	$1,157.8

Special items:

a)	Non-recurring facility costs	—	—	2.3	—	5.5

b)	Amortization of acquisition-related intangible assets	17.7	21.9	24.5	82.8	99.0

c)	Restructuring, asset impairments and other, net	(7.7)	40.3	13.1	17.9	71.4

d)	Goodwill and intangible asset impairment	—	271.8	—	386.8	2.9

e)	Third party acquisition and divestiture related costs	7.4	2.3	7.9	12.9	11.9

f)	Impact of business wind down	(3.6)	16.3	—	12.7	—

g)	Actuarial gains on pension plans and other pension benefits	(22.0)	—	(22.2)	(22.0)	(16.7)

h)	Loss on debt refinancing and prepayment	(0.2)	—	2.8	7.1	29.0

i)	Non-cash interest on convertible notes	—	—	7.1	—	24.7

j)	Gain on divestiture of businesses	(64.9)	(0.2)	—	(67.0)	(10.2)

	Total special items	(73.3)	352.4	35.5	431.2	217.5

Non-GAAP income before income taxes		$690.0	$759.2	$501.7	$2,793.4	$1,375.3

Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:

GAAP net income attributable to ON Semiconductor Corporation		$604.3	$311.9	$425.9	$1,902.2	$1,009.6

Special items:

a)	Non-recurring facility costs	—	—	2.3	—	5.5

b)	Amortization of acquisition-related intangible assets	17.7	21.9	24.5	82.8	99.0

c)	Restructuring, asset impairments and other, net	(7.7)	40.3	13.1	17.9	71.4

d)	Goodwill and intangible asset impairment	—	271.8	—	386.8	2.9

e)	Third party acquisition and divestiture related costs	7.4	2.3	7.9	12.9	11.9

f)	Impact of business wind down	(3.6)	16.3	—	12.7	—

g)	Actuarial gains on pension plans and other pension benefits	(22.0)	—	(22.2)	(22.0)	(16.7)

h)	Loss on debt refinancing and prepayment	(0.2)	—	2.8	7.1	29.0

i)	Non-cash interest on convertible notes	—	—	7.1	—	24.7

j)	Gain on divestiture of businesses	(64.9)	(0.2)	—	(67.0)	(10.2)

k)	Adjustment of income taxes	49.4	(24.9)	16.6	14.3	58.4

	Total special items	(23.9)	327.5	52.1	445.5	275.9

Non-GAAP net income attributable to ON Semiconductor Corporation		$580.4	$639.4	$478.0	$2,347.7	$1,285.5

Adjustment of income taxes:

Tax adjustment for special items (1)		$15.4	$(74.0)	$(7.5)	$(90.6)	$(45.7)

Other non-GAAP tax adjustment (2)		34.0	49.1	24.1	104.9	104.1

	Total adjustment of income taxes	$49.4	$(24.9)	$16.6	$14.3	$58.4

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended

	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

GAAP net income for diluted earnings per share	$604.7	$312.4	$425.9	$1,904.1	$1,009.6

Non-GAAP net income for diluted earnings per share	$580.8	$639.9	$478.0	$2,349.6	$1,285.5

Reconciliation of GAAP to non-GAAP diluted shares outstanding:

GAAP diluted shares outstanding	447.9	448.7	445.3	448.2	443.8

Special items:

a) Less: dilutive shares attributable to convertible notes	(8.0)	(7.9)	(6.9)	(7.0)	(8.6)

Total special items	(8.0)	(7.9)	(6.9)	(7.0)	(8.6)

Non-GAAP diluted shares outstanding	439.9	440.8	438.4	441.2	435.2

Non-GAAP diluted earnings per share:

Non-GAAP net income attributable to ON Semiconductor Corporation	$580.8	$639.9	$478.0	$2,349.6	$1,285.5

Non-GAAP diluted shares outstanding	439.9	440.8	438.4	441.2	435.2

Non-GAAP diluted earnings per share	$1.32	$1.45	$1.09	$5.33	$2.95

Reconciliation of net cash provided by operating activities to free cash flow:

Net cash provided by operating activities	$731.3	$1,002.4	$626.6	$2,633.1	$1,782.0

Special items:

a) Purchase of property, plant and equipment	(342.0)	(271.1)	(169.6)	(1,005.0)	(444.6)

Total special items	(342.0)	(271.1)	(169.6)	(1,005.0)	(444.6)

Free cash flow	$389.3	$731.3	$457.0	$1,628.1	$1,337.4

(1)	Tax impact of non-GAAP special items (a-j) is calculated using the federal statutory rate of 21% for all periods presented.

(2)

The income tax adjustment primarily represents the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation related to restricted stock units, stock grant awards and the employee stock purchase plan is included below.

	(in millions)

	Quarter Ended			Year Ended

	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Cost of revenue	$3.1	$3.2	$3.8	$12.0	$15.6

Research and development	3.1	4.9	5.8	17.6	24.2

Selling and marketing	4.2	4.1	4.1	16.4	16.6

General and administrative	13.9	14.7	13.5	54.8	44.9

Total share-based compensation	$24.3	$26.9	$27.2	$100.8	$101.3

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

SUPPLEMENTAL FINANCIAL DATA

	(in millions)

	Quarter Ended			Year Ended

	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net cash provided by operating activities	$731.3	$1,002.4	$626.6	$2,633.1	$1,782.0

Free cash flow	389.3	731.3	457.0	1,628.1	1,337.4

Cash paid for income taxes	113.7	126.7	23.2	443.2	88.2

Depreciation and amortization	$133.2	$139.6	$140.3	$551.8	$596.7

Less: Amortization of acquisition-related intangible assets	17.7	21.9	24.5	82.8	99.0

Depreciation and amortization (excl. amortization of acquisition-related intangible assets)	$115.5	$117.7	$115.8	$469.0	$497.7

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, onsemi uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, tax impact of these items, and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of onsemi. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate onsemi’s current performance. In addition, the Company believes that most analysts covering onsemi use the non-GAAP measures to evaluate onsemi’s performance. Given management’s and other relevant use of these non-GAAP measures, management believes these measures are important to investors in understanding onsemi’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in onsemi’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non-GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of onsemi’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, non-recurring facility costs, amortization and impairments of intangible assets, goodwill and intangible asset impairment charges, third party acquisition and divestiture related costs, restructuring charges, and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Net Income Attributable to onsemi and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to onsemi and non-GAAP diluted earnings per share allows management to evaluate the operating results of onsemi’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, goodwill and intangible asset impairment charges, expensing of appraised inventory fair market value step-up, non-recurring facility costs, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax impact of these items and other non-GAAP adjustments, and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets, and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of onsemi’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of

NON-GAAP MEASURES (Continued)

cash flows. Free cash flow is not an alternate to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding stock options and restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. As such, at an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes. In periods when the quarterly average stock price per share exceeds $52.97, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 0% convertible notes. As such, at an average stock price per share between $52.97 and $74.34, the hedging activity offsets the potentially dilutive effect of the 0% convertible notes.